Exhibit 99.3

December 18, 2025

New York, NY

Hi everyone,

I’m Sameer Maskey, founder and CEO of Fusemachines. I’ve spent the last 25 years building AI systems, and for 13 of those years I’ve had the privilege of teaching AI at Columbia University as well. After many years of hard work, resilience, and building side by side with a truly remarkable team, 2025 became a deeply meaningful milestone for us as Fusemachines entered the public market.

I’m here today because I’m incredibly excited to tell you about what Fusemachines is, what we’ve already proven, and, most importantly, what we are about to do in 2026.

Fusemachines is a pure-play AI company, built from the ground up with artificial intelligence at the core of everything we do, alongside a deeply rooted mission to expand access to AI education for underserved communities around the world. Our IP has been built by world class AI PhDs and engineers over the years. It’s technology that delivers measurable ROI for blue chip enterprise clients. We’ve invested years building the foundations: the platform, the products, the talent, the proof points, all while staying true to who we are. We are now ready to scale, deliberately, confidently, and aggressively, through increased sales and marketing investment, strategic partnerships, and selective acquisitions that accelerate our trajectory.

2026 will be a breakout year for us. Today, I want to walk you through our vision, our growth strategy, and some of the milestones we aim to hit. But more than anything, I want you to hear this clearly: we are ready for growth, and we are going to earn it.

At the heart of that growth sits our most important strategic growth pillar: our AI Studio and AI Engines. Our belief has always been simple: enterprises see ROI from AI solutions that are sharply tied to real pain points that are use case specific and industry specific. That thesis has guided everything we’ve built. It’s why we started developing AI Studio years ago: to dramatically speed up how fast we can deliver high value, tailored AI Engines, and we’re already started seeing the results. AI Studio has enabled us to build and deploy engines like fraud detection for Travel Retail and information extraction and analysis for Real Estate. These engines are generating real, validated ROI across enterprises today. In 2026, we’re going to build more, sell more, and expand our footprint.

While we plan to grow substantially, we are committed to building and scaling with intention. We’re not going to scatter our focus across every vertical. We’re going to double down where we can win. That’s why Retail and Real Estate are our two core verticals for 2026. We’ve had significant success there, especially in Retail, and we’re going to capitalize on our case studies, our testimonials, and our momentum.

Now, of course, a great product is only part of the story. Growth comes from being able to sell, deliver undeniable value, retain clients, and expand within those accounts, and we’re aiming to grow through three main avenues:

First: Organic growth through Sales and Marketing.

Post IPO, we finally have capital to invest in our own growth engine. We plan to strengthen pipeline generation, sharpen messaging, expand reach, and scale our sales motion with discipline and urgency.

Second: Partnerships.

This is an important lever for us. Big Tech, Systems Integrators, resellers, partners who can take our platform into markets and accounts we can’t reach alone. Partnerships will be a cornerstone of how we scale faster and smarter.

Third: Asymmetric growth through acquisitions.

We will be proactive and fairly aggressive here. We’re looking for mostly EBITDA positive companies that complement our offerings, companies where Fusemachines can bring our platform, our engines, and our expertise to unlock margin expansion, cross sell, and true acceleration. We see a unique opportunity to acquire solid businesses and transform their economics with our AI capabilities.

To turn this vision into reality, we’ve set clear operational pillars and goals for 2026, including the following:

●	Launching an AI solution partnership network with service integrators, so AI Studio becomes part of the solutions they deliver
●	Building a global reseller network to take our platform and engines into regions where we don’t yet have direct sales reach
●	Partnering with talent networks to certify “Fuse AI Studio” engineers who can tune and deploy solutions with clients
●	Establishing an AI advisory board of industry leaders and academic experts to guide our mission and standards
●	Creating a product advisory board with vertical practitioners to keep us anchored in real industry needs
●	Maintaining an uncompromising focus on customer ROI, always
●	Building new AI Engines focused on Retail and Real Estate
●	Releasing Agentic AI modules inside AI Studio to push our platform into the next era of autonomous enterprise AI

I want to end with something that matters deeply to me and to Fusemachines. We’ve always believed that building cutting edge AI comes with responsibility. AI is reshaping society, and we feel that weight. Our mission is not just to lead in AI, but to democratize it. To make it accessible, equitable, and safe. We believe that talent is everywhere, but opportunity is not. That’s why we will continue expanding AI education programs in underserved communities across the U.S. and around the world. From rural America to inner cities to communities globally, access to AI education must become more inclusive. When opportunity is extended, we believe extraordinary things can happen.

That’s why we will set up an AI advisory board not only to drive excellence, but to keep us true to our values. It’s why we will continue to build governance tools for security, bias, and risk, keeping Responsible AI front and center.

So yes, 2026 is about growth, but it’s also about purpose.

We have the vision. We have the platform. We have the team.

Now it’s time to scale and to show the world what Fusemachines can do.

We will make 2026 our year!

Sincerely,

Sameer R. Maskey, PhD

Caution Regarding Forward-Looking Statements

This presentation and related remarks contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements regarding our strategy; plans and objectives of management; expected growth and market opportunities; our positioning for future periods, including 2026; anticipated product and technology development, including AI Studio and AI Engines; focused vertical expansion in retail and real estate sales and marketing initiatives; partnerships, reseller and systems integrator relationships; potential acquisitions and integration opportunities; operational milestones; customer adoption and anticipated enterprise ROI; responsible AI governance initiatives; and other future events or performance. Words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are based on our current expectations, estimates, assumptions and projections and are not guarantees of future performance. Actual results may differ materially from those expressed or implied by these forward-looking statements due to a number of risks and uncertainties, including, among others: our ability to execute our growth strategy in our target verticals; the pace of enterprise adoption of AI solutions and our ability to demonstrate customer ROI; our ability to attract, develop and retain partners, resellers and talent and to scale our sales and delivery organizations; our ability to develop, commercialize and enhance our AI platform and engines in a timely manner; competition and the evolving regulatory landscape for AI and data privacy; our ability to identify, complete and integrate acquisitions and to realize expected synergies; macroeconomic, geopolitical and industry conditions; our reliance on third-party platforms, data, and infrastructure; cybersecurity, data protection and intellectual property risks; our ability to access and deploy capital efficiently; and the other risks and uncertainties set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and subsequent filings.

You are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date it is made, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.